SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 15, 2006
NEW JERSEY RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	1-8359 (Commission File Number)	22-2376465 (IRS Employer Identification No.)

1415 Wyckoff Road
Wall, New Jersey	07719
(Address of principal executive offices)	(Zip Code)
(732) 938-1480
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EX-10.16: SUMMARY OF NON-EMPLOYEE DIRECTOR COMPENSATION

Item 1.01. Entry into a Material Definitive Agreement.
     The Nominating/Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of New Jersey Resources Corporation (the “Company”), with the assistance of outside consultants, recently completed a review of compensation for non-employee directors. The Committee recommended to the Board that the Company adopt certain changes to the non-employee director compensation program, and the Board approved such changes at its meeting on November 15, 2006. A summary of the Company’s non-employee director compensation, as amended, is attached hereto as Exhibit 10.16.
     Pursuant to the changes approved by the Board, effective as of November 15, 2006, the Company will pay an annual fee to the Company’s lead non-management director in the amount of $10,000. Furthermore, effective as of January 1, 2007, the meeting fees for all Board and Committee meetings (other than Audit Committee meetings) will increase from $1,000 to $1,500 per meeting. The Audit Committee meeting fee remains at $1,500 per meeting.
     The Board also approved an increase in the share ownership guidelines for non-employee directors, effective as of January 1, 2007, from 1,250 shares to 4,000 shares of the Company’s common stock. Each non-employee director has five years from the date of his or her election to meet such share ownership guidelines.
Item 9.01. Financial Statements and Exhibits.
The following exhibit is furnished with this report on Form 8-K:

Exhibit
Number	Description

10.16	Summary of New Jersey Resources Corporation’s Non-Employee Director Compensation

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW JERSEY RESOURCES CORPORATION
Date: November 17, 2006	By:	/s/ Glenn C. Lockwood
Glenn C. Lockwood
Senior Vice President, Chief Financial Officer and Treasurer